ACE HARDWARE CORPORATION
                              LIST OF SUBSIDIARIES


                                 STATE/COUNTRY          NAME UNDER WHICH
SUBSIDIARY                     OF INCORPORATION      SUBSIDIARY DOES BUSINESS
----------                     ----------------      ------------------------
Ace Insurance Agency, Inc.      Illinois             Ace Insurance Agency, Inc.

AHC Realty Corporation          Illinois             AHC Realty Corporation

Loss Prevention Services, Inc.  Illinois             Loss Prevention Services,
                                                      Inc.

A.H.C. Store Development Corp.  Illinois             A.H.C. Store Development
                                                      Corp.

Ace Hardware Canada Limited     Canada               Ace Hardware Canada Limited

National Hardlines Supply,      Illinois             National Hardlines Supply,
 Inc.                                                 Inc.

Ace Hardware de Mexico, S.A.    Mexico               Ace Hardware de Mexico,
 de C.V.                                              S.A. de C.V.

Ace Hardware Foundation         Illinois             Ace Hardware Foundation

New Age Insurance Ltd.          Bermuda              New Age Insurance Ltd.

Ace Hardware International,     Barbados             Ace Hardware International,
 Inc.                                                 Inc.

Ace Corporate Stores, Inc.      Illinois             Ace Corporate Stores, Inc.